                                                                    EXHIBIT 10.7

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------


This Series C Preferred Stock Purchase Agreement (the "Agreement") is entered
                                                       ---------
into as of October 18, 1999 (the "Effective Date"), by and between Sohu.com, a
                                  --------------
Delaware corporation formerly known as Internet Technologies China Incorporated (the "Company"), ITC Electronic Technology Beijing Co. Ltd., a company organized
      -------
under the laws of the People's Republic of China ("ITC China"), the persons and entities set forth on Exhibit A-1 hereto (each, a "Tranche I Investor" and,
                      -----------                  ------------------
together, the "Tranche I Investors"), and the persons and entities set forth on
               -------------------
Exhibit A-2 hereto (each, a "Tranche II Investor" and, collectively, the
-----------                  -------------------
"Tranche II Investors") (each Tranche I Investor or Tranche II Investor, an
---------------------
"Investor" and the Tranche I Investors and Tranche II Investors collectively,
---------
the "Investors").
     ---------

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   DEFINITIONS.
          -----------

          1.1  Certain Defined Terms.  As used in this Agreement, the following
               ---------------------
terms shall have the following respective meanings:

          "Common Stock" shall mean the Company's Common Stock, $.001 par value.
           ------------

          "Proceeds" shall mean whatever is received when assets, whether
           --------
tangible or intangible, are sold, changed, collected or otherwise disposed of, both cash and non-cash, including the Proceeds of insurance payable by reason of loss or damage to Proceeds.

          "Proprietary Assets" shall mean all patents, patent applications,
           ------------------
trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how, processes, domain names and URLs.

          1.2  Index of Other Defined Terms.  In addition to the terms defined
               ----------------------------
above, the following terms shall have the respective meanings given thereto in the sections indicated below:


                     Defined Term                             Section
                     ------------                             -------

     "Agreement"                                             Preamble
      ---------
     "Business Plan"                                           4.25
      -------------
     "Bylaws"                                                  4.12
      ------
     "CERCLA"                                                  4.22
      ------
     "Certificate"                                             2.1
      -----------

     "Code"                                                       4.20
      ----
     "Company"                                                  Preamble
      -------
     "Confidential Information"                                   9.13
      ------------------------
     "Conversion Shares"                                          4.2(c)
      -----------------
     "Disclosing Party"                                           9.13
      ----------------
     "Disclosure Schedule"                                        4.0
      -------------------
     "Effective Date"                                           Preamble
      --------------
     "Financial Statements"                                       4.16
      --------------------
     "First Closing"                                              3.1
      -------------
     "Hazardous Materials"                                        4.22
      -------------------
     "Investors", "Investor"                                    Preamble
      ---------    --------
     "Investor Rights Agreement"                                  4.2(c)
      -------------------------
     "ITC China"                                                Preamble
      ---------
     "Kummell"                                                    2.2
      -------
     "Kummell Note"                                               2.2
      ------------
     "Non-Disclosing Party"                                       9.13
      --------------------
     "Right of First Refusal and Co-Sale Agreement"               7.8
      --------------------------------------------
     "Second Closing"                                             3.2
      --------------
     "Stockholders' Voting Agreement"                             7.8
      ------------------------------
     "SEC"                                                        4.14
      ---
     "Securities Act"                                             4.5(b)
      --------------
     "Series C Preferred Stock"                                   2.1
      ------------------------
     "Shares"                                                     2.2
      ------
     "Tranche I Shares"                                           2.2
      ----------------
     "Tranche II Shares"                                          2.3
      -----------------

2.   AGREEMENT TO PURCHASE AND SELL STOCK
     ------------------------------------

          2.1.  Authorization. As of the First Closing (as defined below), the
                -------------
Company has authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 1,848,885 shares of the Company's Series C Convertible Preferred Stock ("Series C Preferred Stock") having the rights, preferences, privileges and restrictions set forth in the form of the Third Amended and Restated Certificate of Incorporation of the Company attached to this Agreement as Exhibit B (the "Certificate").
   ---------       -----------

          2.2.  Agreement to Purchase and Sell at the First Closing. Subject to
                ---------------------------------------------------
the terms and conditions hereof, on the date hereof, (a) the Company will issue and sell to Kummell Investments Limited ("Kummell") and Kummell agrees to purchase from the Company 1,318,588 shares of Series C Preferred Stock, (b) the Company will issue and sell to Edward B. Roberts, as trustee of the Roberts Family Trust (Mr. Roberts as trustee, "Roberts") and Roberts agrees to purchase from the Company 31,902 shares of Series C Preferred Stock, (c) the Company will issue and sell to Brant C. Binder ("Binder") and Binder agrees to purchase from the Company 31,902 shares of Series C Preferred Stock, and (d) the Company will issue and sell to Nicholas Negroponte, to one or more designees consisting of Mr. Negroponte's ancestors, descendants or spouse, one or more trusts for the benefit of such persons, or an entity owned solely by Mr. Negroponte or one or more of such persons, or to any combination of

Mr. Negroponte and one or more such designees (Mr. Negroponte and each such designee, "Negroponte"), and Negroponte agrees to purchase from the Company 31,902 shares of Series C Preferred Stock (the "Tranche I Shares"), in each case
                                                ----------------
at a price of $4.702 per share for an aggregate purchase price of $6,650,010. The purchase price for the Tranche I Shares shall be paid by wire transfer of funds to a designated account of the Company, provided that (i) wire transfer instructions are delivered to Kummell, Roberts, Binder and Negroponte at least one (1) business day prior to the First Closing and (ii) the purchase price for 319,013 of the Shares purchased by Kummell shall be paid through the conversion and cancellation (in accordance with the terms and conditions thereof) of that certain Convertible Promissory Note of the Company to Kummell, dated as of July 20, 1999 in the original principal amount of $1,500,000 (the "Kummell Note").

           2.3  Agreement to Issue and Sell at the Second Closing. Subject to
                -------------------------------------------------
the terms and conditions hereof, on the date of the Second Closing (as defined below), the Company will issue and sell to the Tranche II Investors, at the election of each Tranche II Investor, up to an aggregate of 433,454 shares of Series C Preferred Stock (the "Tranche II Shares") at a price of $4.702 per
                               -----------------
share for an aggregate purchase price of up to $2,038,101. The number of Tranche II Shares that may be purchased by each Tranche II Investor is set forth next to such Investor's name on Exhibit A-2. The purchase price for the Tranche II
                        -----------
Shares shall be paid by wire transfer of funds to a designated account of the Company, provided that wire transfer instructions are delivered to each Investor at least one (1) business day prior to the Second Closing. The Tranche I Shares and the Tranche II Shares are sometimes referred to herein collectively as the "Shares."

          2.4  Currency.  All monetary amounts set forth herein shall be in
               --------
United States dollars.

3.   CLOSING; DELIVERY.
     -----------------

          3.1.  The First Closing. The purchase and sale of the Tranche I Shares
                -----------------
hereunder shall be held at the offices of Goulston & Storrs, P.C. on the date hereof (the "First Closing").
             -------------

          3.2.  The Second Closing. The purchase and sale of the Tranche II
                ------------------
Shares hereunder (the "Second Closing") shall be held at the offices of Goulston
                       --------------
& Storrs, P.C. on that date which is 28 days after the date of this Agreement (provided that if such date falls on a day which is not a business day, the Second Closing will occur on the next succeeding business day) or such earlier date as the Company and the Tranche II Investors may agree upon.

          3.3  Delivery. At the First Closing, and also at the Second Closing,
               --------
the Company will deliver to each Investor a certificate representing the Shares purchased by each Investor hereunder against payment of the full purchase price therefor by wire transfer (and against delivery of the Kummell Note for cancellation in the case of the Tranche I Shares to be purchased by conversion and cancellation of the Kummell Note).

4.   COMPANY REPRESENTATIONS AND WARRANTIES.  The Company hereby represents and
     --------------------------------------
warrants to the Investors that, except as set forth in the Disclosure Schedule

("Disclosure Schedule") attached to this Agreement as Exhibit C (which
  -------------------                                 ---------
Disclosure Schedule shall be deemed to be representations and warranties to the Investors), the statements in the following paragraphs of this Section 4 are all true and correct:

          4.1. Organization, Good Standing and Qualification.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

          4.2. Capitalization.  Immediately before the First Closing, the
               --------------
authorized capital stock of the Company will consist of the following:

               (a)  Common Stock.  A total of 11,000,000 authorized shares of
                    ------------
Common Stock ($0.001 par value) of which 3,621,410 shares are issued and outstanding.

               (b)  Preferred Stock.  A total of 5,100,000 authorized shares of
                    ---------------
Preferred Stock ($0.001 par value), of which 1,125,000 are designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), all of which are outstanding; 1,738,910 are designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"), all of which are outstanding; 338,295 are designated as Series B-1 Convertible Preferred Stock ("Series B-1 Preferred Stock"), all of which are outstanding; and 1,848,885 are designated as Series C Preferred, none of which is issued or outstanding.

               (c)  Options, Warrants, Reserved Shares.  The Company has
                    ----------------------------------
reserved up to 1,441,880 shares of its Common Stock for possible issuance upon the conversion of the shares of the Series C Preferred (the "Conversion
                                                             ----------
Shares"). Except as set forth in Section 4.2(d) of the Disclosure Schedule and
------                           --------------
except for (i) the conversion privileges of the Series A Preferred, the Series B Preferred and the Series B-1 Preferred, (ii) the conversion privileges of the Series C Preferred to be issued hereunder and one or more similar agreements,
(iii) the 472,810 shares of Common Stock reserved for issuance upon the exercise of options granted or contemplated to be granted to employees of the Company, under which options to purchase 117,500 shares of Common Stock (including options for the purchase of 50,000 shares of Common Stock to be granted to Charles Zhang effective upon the First Closing) are outstanding, and (iv) warrants to purchase 17,345 shares of Common Stock of the Company, issued in connection with the Company's bridge financing in December 1997, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. Apart from the exceptions noted in this Section 4.2, no shares (including the Shares and Conversion Shares) of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company, except as set forth in the Amended and Restated Investor Rights Agreement dated as of August 18, 1998 (the "Investor Rights Agreement") between the Company and the persons listed in Schedule B thereto.

               (d)  Outstanding Security Holders.  Section 4.2(d) of the
                    ----------------------------   --------------
Disclosure Schedule sets forth a complete and accurate list of all outstanding shareholders, option holders and other security holders of the Company as of the Effective Date.

          4.3.  Subsidiaries.  The Company owns all of the issued and
                ------------
outstanding stock of ITC China.  ITC China is a wholly foreign owned enterprise
(WFOE) authorized by the government of China and seeks to have the government permits, approvals authorizations and licenses necessary to engage in the business currently conducted and currently proposed to be conducted by ITC China. ITC China may not be licensed to engage in all aspects of its business in the People's Republic of China (the "PRC"), however, and Minister Wu Jichuan of the PRC Ministry of the Information Industry announced recently that PRC law prohibits foreign ownership of Internet content providers. No other person or entity other than the Company has any right to acquire any equity or other ownership interest of ITC China. Except for the Company's ownership of ITC China, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, joint venture, association, or other entity.

          4.4. Due Authorization.  All corporate action on the part of the
               -----------------
Company and ITC China, their officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold under this Agreement has been taken or will be taken before the Closing. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal, except such as have been waived or are being accommodated under the terms of this Agreement.

          4.5. Valid Issuance of Stock.
               -----------------------

               (a) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable.

               (b) The outstanding shares of the capital stock of the Company and ITC China are duly and validly issued, fully paid and nonassessable, and such shares of such capital stock, and all outstanding stock, options and other securities of the Company and ITC China have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the registration and qualification
                       --------------
requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

          4.6. Liabilities.  Other than as evidenced by the Kummell Note,
               -----------
neither the Company nor ITC China has any indebtedness for borrowed money that the Company or ITC

China has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company or ITC China has otherwise become directly or indirectly liable.

          4.7. Title to Properties and Assets.  Each of the Company and ITC
               ------------------------------
China has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind. With respect to the property and assets it leases, each of the Company and ITC China is in compliance with such leases and, to the best of the Company's knowledge, each of the Company and ITC China holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

          4.8. Status of Proprietary Assets.
               ----------------------------

               (a)  Ownership.  Each of the Company and ITC China has full
                    ---------
title and ownership of, or has license to, all Proprietary Assets necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted, including but not limited to those Proprietary Assets set forth in
Schedule 4.8(a) of the Disclosure Schedule, without any conflict with or
---------------
infringement of the rights of others. No third party has any ownership right, title, interest, claim in or lien on any of the Company's or ITC China's Proprietary Assets and the Company and ITC China have taken, and in the future will use their best efforts to take, all steps reasonably necessary to preserve their respective legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

               (b)  Licenses; Other Agreements.  Neither the Company nor ITC
                    --------------------------
China has granted, and there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company or ITC China, nor is the Company or ITC China bound by or a party to any option, license or agreement of any kind with respect to any of their respective Proprietary Assets. Neither the Company nor ITC China is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

               (c)  No Infringement.  Neither the Company nor ITC China has
                    ---------------
violated or infringed, and is not currently violating or infringing any Proprietary Asset of any other person or entity. Neither the Company nor ITC China has received any communications alleging that the Company or ITC China (or any of their respective employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

               (d)  No Breach by Employee.  After due inquiry, neither the
                    ---------------------
Company nor ITC China is aware that any employee or consultant of the Company or ITC China is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or ITC China or to promote the interests of the Company or ITC China or that would conflict with the Company's or ITC China's business as proposed to be conducted. The carrying on of each of the Company's and ITC China's business by the employees and contractors of the Company and ITC China and the conduct of the Company's and ITC China's business as presently proposed, will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors of the Company or ITC China are now obligated. Neither the Company nor ITC China believes it is or will be necessary to utilize any inventions of any employees of the Company or ITC China (or persons the Company or ITC China currently intends to hire) made prior to their employment by the Company or ITC China. To the best of the Company's knowledge, at no time during the conception of or reduction of any of the Company's or ITC China's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's or ITC China's rights in such Proprietary Assets.

          4.9.  Material Contracts and Obligations.  All agreements, contracts,
                ----------------------------------
leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which the Company or ITC China is a party or by which they are bound that (i) are material to the conduct and operations of the businesses and properties of the Company or ITC China; (ii) involve any of the officers, consultants, directors, employees or shareholders of the Company or ITC China; or (iii) obligate the Company or ITC China to share, license or develop any product or technology are listed in Section 4.9 of the
                                                           -----------
Disclosure Schedule and have been made available for inspection by the Investors and their respective counsel. For purposes of this Section 4.9, "material" shall mean any agreement, contract, indebtedness, liability or other obligation having an aggregate value, cost or amount in excess of $10,000.

          4.10.  Litigation.  There is no action, suit, proceeding, claim,
                 ----------
arbitration or investigation ("Action") pending (or, to the best of the
                               ------
Company's knowledge, currently threatened) against the Company or ITC China, their activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company or ITC China in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company or ITC China. To the best of the Company's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Company or ITC China. By way of example but not by way of limitation, there are no Actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company or ITC China) relating to the prior employment of any of the Company's or ITC China's employees or consultants, their use in connection with the Company's or ITC China's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. Neither the Company nor ITC China is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company or ITC China currently pending or which the Company or ITC China intends to initiate.

          4.11.  Governmental Consents.  All consents, approvals, orders,
                 ---------------------
authorizations or registrations, qualifications, designations, declarations or filings with any federal, state or local governmental authority on the part of each of the Company and ITC China required in connection with the consummation of the transactions contemplated herein have been obtained prior to and be effective as of the First Closing and will have been obtained prior to and be effective as of the Second Closing. Based in part on the representations of the Investors set forth in Section 5 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act.

          4.12.  Compliance with Other Instruments.  Neither the Company nor ITC
                 ---------------------------------
China is in, nor will the conduct of their businesses as proposed to be conducted result in, any violation, breach or default of any term of the Company's Certificate or ITC China's charter or the Company's or ITC China's bylaws (together, the "Bylaws") or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or ITC China is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company or ITC China, except that Minister Wu Jichuan of the PRC Ministry of the Information Industry announced recently that PRC law prohibits foreign ownership of Internet content providers, and ITC China may not be fully licensed to conduct its business in the PRC. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Certificate or Bylaws or ITC China's charter or Bylaws, or any agreement or contract of the Company or ITC China, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company or ITC China.

          4.13.  Disclosure.  No representation or warranty by the Company in
                 ----------
this Agreement or in any statement or certificate signed by any officer of the Company or ITC China furnished or to be furnished to the Investors pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

          4.14.  Registration Rights.  Except as provided in the Investor Rights
                 -------------------
Agreement, neither the Company nor ITC China has granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of the Company or ITC China registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.
                                     ---

          4.15.  Insurance.  Each of the Company and ITC China has obtained and
                 ---------
will maintain, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          4.16.  Financial Statements.  The Company has supplied to the
                 --------------------
Investors (i) the audited balance sheet of the Company as at December 31, 1998 and the related audited statements of income, changes in stockholders' equity and cash flow of the Company for the fiscal year then ended, accompanied by the report thereon by Coopers & Lybrand CIEC, the Company's independent certified public accountants (together with the related schedules and notes thereto, the "Audited Financial Statements") and (ii) the unaudited balance sheet of the Company as at July 31, 1999 and the related unaudited statements of income, changes in stockholders' equity and cash flow of the Company for the quarter then ended (the "Interim Financial Statements"). The Financial Statements present fairly the financial condition of the Company as of the respective dates thereof, and the income, changes in stockholders' equity and cash flow of the Company for the year and period then ended and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved, except that some or all footnotes required by GAAP for year-end financial statements are not included in the Interim Financial Statements. Other than as set forth in the Disclosure Schedule, neither the Company nor ITC China has any material indebtedness or other material liability.

          4.17. Certain Actions.  Since the date of the Audited Financial
                ---------------
Statements, neither the Company nor ITC China has: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate (other than as evidenced by the Kummell
Note); (c) made any loans or advances to any person, other than ordinary advances for travel expenses; (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

          4.18. Activities Since Audited Financial Statement Date.  Since the
                -------------------------------------------------
date of the Audited Financial Statements, there has not been:

          (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company or ITC China (as presently conducted and as presently proposed to be conducted);

          (b) any waiver by the Company or ITC China of a valuable right or of a material debt owed to it;

          (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or ITC China, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of the Company or ITC China;

          (d) any material change or amendment to a material contract or arrangement by which the Company or ITC China or any of their assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

          (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by the Company's or ITC China's Board of Directors; or

          (f) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company or ITC China.

          4.19. Tax Matters.  The Company has made sufficient provision for, and
                -----------
has adequate resources to pay, all accrued and unpaid federal, state, provincial, foreign, county and local taxes of each of the Company and ITC China, whether or not assessed or disputed as of the date hereof. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. Each of the Company and ITC China has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

          4.20. Tax Elections.  Neither the Company nor ITC China has elected
                -------------
pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be
                                                                ----
treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has the Company or ITC China made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company or ITC China, their financial conditions, their businesses as presently conducted or presently proposed to be conducted or any of their properties or material assets.

          4.21. Invention Assignment and Confidentiality Agreement.  The Company
                --------------------------------------------------
has caused each employee, officer, consultant and contractor of each of the Company and ITC China to enter into and execute an agreement as to assignment to the Company of inventions made during employment and the confidentiality of proprietary information of the Company.

          4.22. Environmental Matters.  During the period that each of the
                ---------------------
Company and ITC China has owned or leased its properties and facilities, (a) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities,
(b) neither the Company nor ITC China, nor to the Company's knowledge any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. Neither the Company nor ITC China has knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or ITC China having taken possession of any of such properties or facilities. For purposes of this Agreement, the terms "disposal",
                                                                      --------
"release", and "threatened release" shall have the definitions assigned thereto
 -------        ------------------
by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes
                                                   ------
of this Section, "Hazardous Materials" shall mean any hazardous or toxic
                  -------------------
substance, material or waste which is regulated under, or defined as a "hazardous substance", "pollutant", "contaminant", "toxic chemical", "hazardous material",

"toxic substance", or "hazardous chemical" under (1) CERCLA; (2) the
Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et
                                                                            --
seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et
---                                                                           --
seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (5)
---                                                                -- ---
the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.;
                                                                      -- ---
(6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

          4.23.  Interested Party Transactions.  To the best knowledge of the
                 -----------------------------
Company, no officer or director of the Company or ITC China or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company or ITC China any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company or ITC China is a party or by which it may be bound or affected, except that Charles Zhang is a stockholder of a Chinese entity popularly referred to as "Sohu."

          4.24.  Stock Restriction Agreements.  Each person who, pursuant to any
                 ----------------------------
benefit, bonus or incentive plan of the Company or ITC China, holds any currently outstanding shares of Common Stock or other securities of either the Company or ITC China or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company or ITC China the right to repurchase the shares for the original purchase price, or to cancel the unvested portion of the option, warrant or right, in the event the holder's employment or services with the Company or ITC China terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Board of Directors of the Company.

          4.25.  Year 2000 Compatibility.  All of the Company's and ITC China's
                 -----------------------
systems will record, store, process and calculate and present calendar dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). All of the Company's and ITC China's systems will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's and ITC China's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

     4B.  REPRESENTATIONS AND WARRANTIES OF CHARLES ZHANG.  Charles Zhang
          -----------------------------------------------
represents and warrants to the Investors as follows:

          4B.1  Conflicting Agreements. He is not, as a result of the nature of
                ----------------------
the business conducted or proposed to be conducted by the Company or for any other reason, in violation of (i) any fiduciary or confidential relationship,
(ii) any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation, or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency relating to or affecting the right of Mr. Zhang to be employed by the Company. No such relationship, term, judgment, decree, or order conflicts with Mr. Zhang obligations to use his best efforts to promote the interests of the Company nor does the execution and delivery of this Agreement and the transactions contemplated hereby, nor the carrying on of the Company's business as an officer or key employee of the Company, conflict with any such relationship, term, judgment, decree or order.

          4B.2  Litigation. There is no action, suit or proceeding, or
                ----------
governmental inquiry or investigation, pending or, to the best of Mr. Zhang's knowledge, threatened against Mr. Zhang and, to the best of his knowledge, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

          4B.3  Stockholder Agreements. Except as contemplated by or disclosed
                ----------------------
in this Agreement, Mr. Zhang is not a party to and has no knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the capital stock of the Company.

     5.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.  Each Investor
          -----------------------------------------------
represents and warrants to the Company as follows:

          5.1.  Authorization.  This Agreement when executed and delivered by
                -------------
the Investor will constitute a valid and legally binding obligation of the Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

          5.2.  Investigation; Economic Risk.  The Investor acknowledges that it
                ----------------------------
is an "accredited investor" within the meaning that term as defined in Rule 50l(a) of Regulation D of the Securities Act (meaning that, in the case of a corporation, partnership, or limited liability company, it either has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares, or each of its equity owners are "accredited investors" and, in the case of an individual, that the Investor has either (a) net worth (or net worth with the Investor's spouse) in excess of $1 million, or net income (not including any net income of the Investor's spouse) in excess of $200,000, or joint income with the Investor's spouse in excess of $300,000, in each of the two most recent years, with a reasonable expectation of reaching the same income level in the current year). The Investor's address as set forth on Exhibit A hereto represents its state or other jurisdiction of domicile, upon which the Company may rely for the purpose of complying with applicable state "Blue Sky" laws. The Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. The Investor further acknowledges having had access to information about the Company that it has requested. The Investor acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. The Investor acknowledges that it is aware that Minister Wu Jichuan of the PRC Ministry of the Information Industry announced recently that PRC law prohibits foreign ownership of Internet content providers.

          5.3.  Purchase for Own Account.  The Shares and the Conversion Shares
                ------------------------
will be acquired for the Investor's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

          5.4.  Exempt from Registration; Restricted Securities.  The Investor
                -----------------------------------------------
understands that the Shares and the Conversion Shares will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of the Company on such exemption is predicated in part on the Investor's representations set forth in this Agreement. The Investor understands that the Shares and the Conversion Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act; that the Shares and the Conversion Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

          5.5.  Restrictive Legends.  It is understood that each certificate
                -------------------
representing (a) the Shares, (b) the Conversion Shares, and (c) any other securities issued in respect of the any of the foregoing upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          5.6   Removal of Restrictive Legend.  The legend set forth above shall
                -----------------------------
be removed by the Company from any certificate evidencing Shares or Conversion Shares upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or Conversion Shares.

     5A.  ACKNOWLEDGMENTS AND RELEASES BY HOLDERS OF SERIES A CONVERTIBLE
          ---------------------------------------------------------------
PREFERRED STOCK.  Edward B. Roberts ("Ed Roberts"), Binder and Negroponte, in
---------------
their capacities as holders of Common Stock of the Company and/or Series A Preferred Stock, each hereby acknowledges and agrees as follows:

          5A.1  No Preemptive Rights; Settlement of Dispute.  As a holder of
                -------------------------------------------
Common Stock of the Company and/or Series A Preferred Stock, he has no preemptive rights with respect to the issuance and sale by the Company of shares of its capital stock. Nevertheless, in order to prevent any future dispute, and to resolve and settle any claims he may believe he may have as to the fairness, from a financial point of view, to the Company and its stockholders of the transactions contemplated by this Agreement, the Company, acting through its Board of Directors, has offered to him or his designees the opportunity to purchase 31,902 shares of Series C Preferred Stock as set forth herein.

          5A.2  Waiver of Certain Rights by Holders of Series B Preferred Stock
                ---------------------------------------------------------------
and Series B-1 Preferred Stock.  Holders of shares of Series B Preferred Stock
------------------------------
and Series B-1 Preferred Stock have preemptive rights with respect to the issuance of capital stock of the Company. Nevertheless, in order to facilitate the prevention of any future dispute and the resolution and settlement of any potential claims of Ed Roberts, Binder or Negroponte as described above, such holders have agreed to waive such preemptive rights with respect to the shares of Series C Preferred Stock being offered to and purchased by Ed Roberts, Binder and Negroponte or their designees as set forth herein.

          5A.3  Acknowledgment and Release.  In consideration of the foregoing,
                --------------------------
and the Company's issuance and sale of shares of Series C Preferred Stock in accordance with this Agreement, each of Ed Roberts, Binder and Negroponte hereby
(1) acknowledges that he has relied on no representations, warranties or agreements of the Company or its directors, officers, stockholders or agents except as set forth in this Agreement in making the acknowledgments and agreements set forth in this Section 5A , (2) acknowledges that he has had the opportunity to consult with legal counsel as to the subject matter hereof, (3) acknowledges and agrees that the transactions contemplated by this Agreement are fair, from a financial point of view, to the Company and each of its stockholders, and (4) releases and forever discharges the Company and each of its subsidiary and affiliate corporations, successors, assigns, officers, directors, agents, consultants, attorneys, stockholders, employees, and insurers from any and all claims, demands, liabilities, rights or causes of action, actions, suits, and costs and fees of any kind or nature whatsoever relating to the fairness, from a financial point of view, to the Company and each of its stockholders of the transactions contemplated by this Agreement.

     6.   COVENANTS OF THE COMPANY.  The Company covenants to each Investor as
          ------------------------
follows:

          6.1   Use of Proceeds.  The Company will use the Proceeds from the
                ---------------
sale of the Shares for business expansion, capital expenditures and general working capital.

          6.2   Vesting.  Any Common Stock or other securities of the Company
                -------
issued after the First Closing to employees, directors and consultants of the Company pursuant to any benefit, bonus or incentive plan of the Company shall be subject to customary vesting provisions over a period of four (4) years (other than Common Stock issued pursuant to the exercise of options held by Edward Roberts and Andrew Mason as of the date hereof), and a minimum of 50% of the shares issued to Charles Zhang shall be subject to four (4) years of customary vesting and repurchase provisions at the original issue price, except that options for the purchase of

50,000 shares of Common Stock, at an exercise price of $4.702 being granted to Mr. Zhang effective upon the First Closing will vest quarterly over a one-year period.

          6.3   Initial Public Offering.  The Company will use its efforts to
                -----------------------
conduct a firm commitment underwritten public offering of its Common Stock within twelve months after the date hereof.

     7.   CONDITIONS TO THE INVESTORS' OBLIGATIONS AT THE CLOSINGS. The
          ---------------------------------------------------------
obligations of each Tranche I Investor to purchase the Tranche I Shares at the First Closing and of each Tranche II Investor who has elected to purchase Shares to purchase Tranche II Shares at the Second Closing are subject to the fulfillment, to the satisfaction each Investor, on or before the First Closing and Second Closing, respectively, of the following conditions:

          7.1.  Representations and Warranties Correct. The representations and
                --------------------------------------
warranties made by the Company in Section 4 hereof shall be true and correct (i) as of the date of the First Closing, and (ii) as of the date of the Second Closing, subject to changes contemplated by this Agreement; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it (i) on or before the First Closing, with respect to the issuance and sale of the Tranche I Shares, and (ii) on or before the Second Closing, if consummated, with respect to the issuance and sale of the Tranche II Shares.

          7.2.  Performance of Obligations. The Company shall have performed and
                --------------------------
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it (i) on or before the First Closing, with respect to the issuance and sale of the Tranche I Shares, and (ii) on or before the Second Closing, with respect to the issuance and sale of the Tranche II Shares; and the Company shall have obtained all approvals, consents and qualifications necessary to complete the purchases and sales described herein.

          7.3.  Proceedings and Documents.  All corporate and other proceedings
                -------------------------
in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          7.4.  Consents and Waivers.  The Company shall have obtained any and
                --------------------
all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

          7.5.  Compliance Certificate. At the First Closing, the Company shall
                ----------------------
deliver to each Tranche I Investor a certificate, dated as of the First Closing, signed by the Company's President certifying that the conditions specified in Paragraphs 7.1 and 7.2 have been fulfilled. At the Second Closing the Company shall deliver to each Tranche II Investor another certificate, dated as of the Second Closing, signed by the Company's President certifying that the conditions specified in Sections 7.1 and 7.2 have been fulfilled.

          7.6.  Securities Laws.  The offer and sale of the Shares to the
                ---------------
Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

          7.7.  Amendment to Certificate.  The Certificate shall have been duly
                ------------------------
adopted by the Company by all necessary corporate action of its Board of Directors and stockholders and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

          7.8   Execution and Delivery of Other Agreements.  Execution and
                ------------------------------------------
delivery of amendments to accommodate and include the Series C therein and the Investors as parties thereto of (a) the Investor Rights Agreement, (b) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of August 18, 1998 between the Company, the persons listed on Exhibit B thereto, Charles Zhang, Brant Binder, Nicholas Negroponte and Edward B. Roberts (the "Right of First Refusal and Co-Sale Agreement") and (c) that certain Amended and Restated Stockholders' Voting Agreement dated as of August 18, 1998 between the Company, the persons listed on Exhibit B thereto, Charles Zhang, Brant Binder, Nicholas Negroponte and Edward B. Roberts (the "Stockholders' Voting Agreement"), in each case by the parties whose participation is necessary to effectuate such respective amendments.

          7.9.  Opinion of Company's Counsel.  At the First Closing each Tranche
                ----------------------------
I Investor and, at the Second Closing, each Tranche II Investor, shall have received from counsel to the Company an opinion addressed to the Investor, dated the date of the Closing, in form and substance reasonably acceptable to the Investor.

     8.   CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSINGS.  The obligations
          ---------------------------------------------------
of the Company under this Agreement are subject to the fulfillment, on or before the First Closing and the Second Closing, of the following conditions:

          8.1.  Representations and Warranties.   The representations and
                ------------------------------
warranties of the Tranche I Investors contained in Section 5 hereof shall be true as of the First Closing and the representations and warranties of the Tranche II Investors contained in Section 5 hereof shall be true as of the Second Closing.

          8.2.  Payment of Purchase Price.  Each Investor shall have delivered
                -------------------------
to the Company the purchase price in accordance with the provisions of Section
3.

          8.3.  Certificate Effective.  The Certificate shall have been duly
                ---------------------
adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

          8.4.  Securities Exemptions.  The offer and sale of the Shares to the
                ---------------------
Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all applicable state securities laws.

          8.5   Execution of Other Agreements.  Execution and delivery by the
                -----------------------------
Investors of amendments to accommodate and include the Series C therein and the Investors as parties thereto or beneficiaries of rights equivalent to those set forth in (a) the Investor Rights

Agreement, (b) the Right of First Refusal and Co-Sale Agreement and (c) the Stockholders' Voting Agreement.

     9.   MISCELLANEOUS.
          -------------

          9.1.  Governing Law.  This Agreement shall be governed in all respects
                -------------
by the laws of the State of Delaware without regard to provisions regarding choice of laws.

          9.2.  Survival.  The representations, warranties, covenants and
                --------
agreements made herein shall survive any investigation made by any party hereto and the closing of all the transactions contemplated hereby.

          9.3.  Successors and Assigns.  Except as otherwise expressly provided
                ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by any Investor without the written consent of the Company except to a parent corporation, a subsidiary or affiliate. This Agreement and the rights and obligations therein may not be assigned by the Company.

          9.4.  Entire Agreement.  This Agreement and the exhibits hereto which
                ----------------
are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be
                    --------  -------
deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

          9.5.  Notices.  Except as may be otherwise provided herein, all
                -------
notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) for notices between parties both of which are located in the United States, three business days after deposit in the U.S. mail with first class or certified mail return receipt requested postage prepaid and addressed to the other party as set forth below; or (d) when received, if sent by a national overnight delivery service, postage prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given below, or designate additional addresses, for purposes of this Section 9.5 by giving the other party written notice of the new address in the manner set forth above.

          If to the Company:


          Sohu.com Inc.
          7 Jianguomen Nei Avenue
          Bright China Chang An Building
          Tower 2 Room 519
          Beijing, China  100005
          Phone: 011 8610 6510 2165
          Fax: 011 8610 6510 2159

          with a copy to:

          Goulston & Storrs, P.C.
          400 Atlantic Avenue
          Boston, MA 02110
          Attn: Timothy B. Bancroft
          Phone: (617) 574-3511
          Fax: (617) 574-4112

          If to the Investors to the address for such Investors set forth on Exhibit A hereto.

          9.6.  Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended only with the written consent of the Company and the holders of a majority of the shares of Series C Preferred Stock.

          9.7.  Delays or Omissions.  No delay or omission to exercise any
                -------------------
right, power or remedy accruing to the Company or to any Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any Investor of any breach of default under this Agreement or any waiver on the part of the Company or any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any Investor shall be cumulative and not alternative.

          9.8.  Legal Fees.  In the event of any action at law, suit in equity
                ----------
or arbitration proceeding in relation to this Agreement or any Shares or other securities of the Company issued or to be issued, the prevailing party, shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

          9.9.  Finder's Fees.  Except as set forth in Section 9.9 of the
                -------------                          -----------
Disclosure Schedule, each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

          9.10.  Titles and Subtitles.  The titles of the paragraphs and
                 --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.11.  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          9.12.  Severability.  Should any provision of this Agreement be
                 ------------
determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

          9.13   Protection of Confidential Information.  Confidential or
                 --------------------------------------
proprietary information disclosed by either party under this Agreement, as well as the terms of this Agreement and each Investor's investment in the Company, shall be considered confidential information (the "Confidential Information") and shall not be disclosed by the Company or any other party to this Agreement to any third party, subject to Section 9.14 below. Each party shall immediately notify the other parties of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or any other party becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "Disclosing Party") shall provide the other party (the "Non-Disclosing Party") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Party. The provisions of this Section 9.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transaction contemplated hereby; provided that, except as expressly set forth herein, disclosure of information and exchange of information between the Company and Intel Corporation ("Intel") (including without limitation any exchanges or disclosures of information with any Intel board observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement, No. 101698, executed by Intel and ITC.

          9.14   Disclosure of Terms; Press Releases.  Notwithstanding the
                 -----------------------------------
provisions of Section 9.13 above, from and after the First Closing, the Company may disclose the existence of this Agreement and the terms hereof, as well as each Investor's investment in the Company solely to the Company's investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities are under appropriate nondisclosure obligations. In addition, the Company may disclose the fact that any Investor is an investor in the Company to third parties without the requirement of nondisclosure obligations. Within sixty (60) days of the First Closing, the Company may issue a press release disclosing that any Investor has invested in the Company; provided that the release does not disclose the amount or other specific terms of the investment and is approved in advance in writing by the Investors. Each Investor, at its sole discretion, may provide an executive quote or other material regarding its investment in the Company. No other announcement regarding an Investor's investment in the Company in a press conference, in any professional or trade publication, in any marketing materials or otherwise to the general public may be made without the prior written consent of such Investor, which consent may be withheld at the sole discretion of the Investor. Notwithstanding the foregoing, an Investor may disclose its investment in the Company to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any such information disclosed by the Investor in a press release or other public announcement. If the Company or an Investor determines that any disclosure not otherwise authorized by this Agreement is required by law or regulation, then the provisions of Section 9.13 regarding disclosure of Confidential Information by a Disclosing Party shall govern.

          9.15   Dispute Resolution.  The parties agree to negotiate in good
                 ------------------
faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

SOHU.COM INC.                                 For and on behalf of
                                              KUMMELL INVESTMENTS LIMITED
By: __________________________
Printed Name: __________________              _______________________________
Title: _________________________              Printed Name: _________________
                                              Title: ________________________

ITC ELECTRONIC TECHNOLOGY
BEIJING CO. LTD.                              _______________________________
                                              Printed Name: _________________
                                              Title: ________________________
By: __________________________
Printed Name: __________________
Title: _________________________


HARRISON ENTERPRISES, INC.                    INTEL CORPORATION

By: __________________________                By: __________________________
Printed Name: __________________              Printed Name: _________________
Title: _________________________              Title: ________________________


DOW JONES & COMPANY, INC.                     PTV-CHINA, INC.


By: __________________________                By: __________________________
Printed Name: __________________              Printed Name: _________________
Title: _________________________              Title: ________________________


____________________________                  ____________________________
EDWARD B. ROBERTS, as trustee of the          NICHOLAS NEGROPONTE
Roberts Family Trust and individually as to
Section 5A

____________________________
BRANT C. BINDER


  SIGNATURE PAGES OF SERIES C PREFERRED STOCK PURCHASE AGREEMENT

CHARLES ZHANG

Executed solely for the purpose of making the representations and warranties set forth in Section 4B hereof:


_____________________________________
Charles C.Y. Zhang


  SIGNATURE PAGES OF SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                       22